Exhibit 99.1

FOR IMMEDIATE RELEASE

MaxLinear, Inc. Announces

Second Quarter 2010 Financial Results

Revenue up 63% from year ago quarter

Carlsbad, Calif. – July 29, 2010 – MaxLinear, Inc. (NYSE: MXL), a provider of highly integrated, radio-frequency (RF) and mixed-signal integrated circuits for broadband communications applications, today announced financial results for the second quarter ended June 30, 2010.

Revenue in the second quarter of 2010 was $18.2 million, a 13 percent sequential increase, and 63 percent higher as compared to $11.2 million reported in the second quarter of 2009.

Generally Accepted Accounting Principles (GAAP) Results

Net income for the second quarter of 2010 was $1.8 million, or $0.05 per diluted share, compared to net income of $1.3 million, or $0.01 per diluted share, in the first quarter of 2010 and net income of $153,000, or $0.00 per diluted share, in the second quarter of 2009. Gross margin was 70 percent in the second quarter of 2010, compared to 68 percent in the first quarter of 2010 and 65 percent in the second quarter of 2009. Operating income in the second quarter of 2010 was 9 percent of revenue, compared with 9 percent of revenue in the first quarter of 2010 and 2 percent of revenue in the second quarter of 2009.

Cash, cash equivalents and investments totaled $92.0 million at June 30, 2010, compared to $17.9 million at December 31, 2009. Cash flow provided by operations totaled $679,000 for the first half of 2010. Net proceeds of $72.9 million from MaxLinear’s March 24, 2010 initial public offering contributed to the increase in cash, cash equivalents and investments at June 30, 2010 as compared to December 31, 2009.

Non-GAAP Results

MaxLinear believes that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. These measures should only be viewed in conjunction with corresponding GAAP measures. MaxLinear’s non-GAAP financial measures exclude the effect of stock-based compensation and include the assumed conversion of all outstanding shares of preferred stock into shares of common stock which occurred in connection with our initial public offering. The reconciliation between GAAP and non-GAAP financial measures is provided in the financial statements portion of this release.

Net income in the second quarter of 2010, on a non-GAAP basis, was $2.9 million, or $0.08 per diluted share, compared to non-GAAP net income of $2.0 million, or $0.07 per diluted share in the first quarter of 2010 and non-GAAP net income of $288,000, or $0.01 per diluted share in the second quarter of 2009. Gross margins in the second quarter of 2010, on a non-GAAP basis, were 70 percent of revenue, compared to 68 percent in the first quarter of 2010 and 65 percent in the second quarter of 2009. Operating income in the second quarter of 2010, on a non-GAAP basis, was 15 percent of revenue, compared with 12 percent of revenue in the first quarter of 2010 and 3 percent in the second quarter of 2009.

Business Summary

“We saw increases in shipments to the Cable, Digital Television, and Automotive markets where our technology results in superior performance,” commented Kishore Seendripu, Ph.D, Chairman and CEO of MaxLinear. “The proliferation of multimedia content and services is increasing the need for multiple broadband RF receiver ICs in a single device necessary to simultaneously receive data, video, voice, and other enhanced multimedia services. Our CMOS-based RF broadband receiver and receiver System-on-Chip products have extremely high RF performance, ultra low power, and high levels of integration ideally suited for multiple receiver applications. We continue to broaden our customer base and have recently opened a Technical Support office in Japan to provide strong customer support.”

Conference Call Details

MaxLinear will host its second quarter 2010 financial results conference call today, July 29, 2010 at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time). To access this call, dial US toll free: 1-877-941-8416 / US toll: 1-480-629-9808 with conference ID: 4328761. A live webcast of the conference call will be accessible from the investor relations section of the MaxLinear website at http://www.maxlinear.com, and will be archived and available after the call at www.investors.maxlinear.com until August 5, 2010. A replay of the conference call will also be available until August 5, 2010 by dialing toll free 1-800-406-7325 or 1-303-590-3030 and referencing passcode: 4328761.

Cautionary Note Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial performance, our product development efforts, and trends and opportunities in our product markets. These statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties, including, among others, uncertainties concerning how end user markets for our products will develop, including end user markets for the cable, digital television, and automotive applications of our products; our dependence on a limited number of customers for a substantial portion of our revenues; intense competition in our industry; the timing and development of the global transition from analog to digital television; our lack of long-term supply contracts and dependence on limited sources of supply; our ability to continue to develop and introduce new and enhanced products on a timely basis; and potential decreases in average selling prices for our products. In addition to these risks and uncertainties, investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (SEC). Additional risks, uncertainties, and other information will be contained in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, which MaxLinear will file with the SEC in July 2010.

Use of Non-GAAP Financial Measures

To supplement our unaudited condensed consolidated financial statements presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP net income, operating income, gross margin, and earnings per share. These supplemental measures exclude stock-based compensation and include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method. These non-GAAP measures are not in accordance with and do not serve as an alternative for GAAP. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with our GAAP results of operations. These non-GAAP measures should only be viewed in conjunction with corresponding GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of our performance.

We believe that non-GAAP financial measures can provide useful information to both management and investors by excluding certain non-cash expenses that are not indicative of our core operating results. Among other uses, our management uses non-GAAP measures to compare our performance relative to forecasts and strategic plans and to benchmark our performance externally against competitors. In addition, management’s cash incentive compensation will be determined in part using these non-GAAP measures because we believe non-GAAP measures better reflect our core operating performance.

The following are explanations of each type of adjustment that we incorporate into non-GAAP financial measures:

Stock-based compensation expense relates to equity incentive awards granted to our employees, directors, and consultants. Our equity incentive plans are important components of our employee incentive compensation arrangements and are reflected as expenses in our GAAP results. Stock-based compensation expense has been and will continue to be a significant recurring expense for MaxLinear. While we include the dilutive impact of such equity awards in weighted average shares outstanding, the expense associated with stock-based awards reflects a non-cash charge that we exclude from non-GAAP net income.

The shares used to compute non-GAAP basic and diluted net income per share for the six months ended June 30, 2010 and the three and six months ended June 30, 2009 include the assumed conversion of all outstanding shares of preferred stock into shares of common stock using the as-if converted method as of the beginning of each period presented or the date of issuance, if later. In March 2010, in connection with the closing of our initial public offering, all of our outstanding preferred stock was converted into shares of our Class B common stock.

Reconciliations of non-GAAP measures disclosed in this press release appear below.

About MaxLinear, Inc.

MaxLinear, Inc. is a provider of highly integrated, radio-frequency (RF) and mixed-signal semiconductor solutions for broadband communications applications. MaxLinear is located in Carlsbad, California, and its address on the Internet is www.maxlinear.com.

MXL is MaxLinear’s registered trademark. Other trademarks appearing herein are the property of their respective owners.

MaxLinear, Inc. Investor Relations Contacts:

Suzanne Craig

The Blueshirt Group

Tel: 415-217-4962

Suzanne@blueshirtgroup.com

Danielle Ginach

The Blueshirt Group

Tel: 415-217-4964

Danielle@blueshirtgroup.com

MaxLinear, Inc. Corporate Contact:

Brendan Walsh

Vice President, Business Development

Tel: 760-692-0711, Extension 196

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2010	December 31, 2009
Assets
Current assets:
Cash and cash equivalents	$17,780	$17,921
Investments, available-for-sale	74,219	—
Accounts receivable	8,350	9,707
Inventory	4,241	2,850
Prepaid and other current assets	1,361	262

Total current assets	105,951	30,740

Property and equipment, net	3,564	2,627
Intangible assets	880	—
Other long-term assets	177	2,406

Total assets	$110,572	$35,773

Liabilities and stockholders’ equity (deficit)
Current liabilities	$16,649	$19,711
Deferred rent	175	71
Capital lease obligations, net of current portion	65	115
Convertible preferred stock	—	35,351
Total stockholders’ equity (deficit)	93,683	(19,475)

Total liabilities and stockholders’ equity (deficit)	$110,572	$35,773

MAXLINEAR, INC.

UNAUDITED GAAP CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
Net revenue	$18,176	$11,176	$34,313	$19,947
Cost of net revenue	5,471	3,898	10,629	6,960

Gross profit	12,705	7,278	23,684	12,987
Operating expenses:
Research and development	6,922	4,955	13,001	8,818
Selling, general and administrative	4,194	2,119	7,721	3,855

Total operating expenses	11,116	7,074	20,722	12,673
Income from operations	1,589	204	2,962	314
Interest income	99	—	115	9
Interest expense	(7)	(9)	(16)	(26)
Other expense, net	(7)	(27)	(9)	(27)

Income before income taxes	1,674	168	3,052	270
Provision (benefit) for income taxes	(92)	15	(48)	25

Net income	1,766	153	3,100	245
Net income allocable to preferred stockholders	—	(153)	(1,215)	(245)

Net income attributable to common stockholders	$1,766	$—	$1,885	$—

Net income per share attributable to common stockholders:
Basic	$0.06	$—	$0.09	$—

Diluted	$0.05	$—	$0.08	$—

Shares used to compute net income per share attributable to common stockholders:
Basic	31,243	9,942	21,966	9,928

Diluted	34,492	10,437	24,871	10,457

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENTS

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP net income	$1,766	$153	$3,100	$245
Stock-based compensation:
Cost of net revenue	21	—	33	—
Research and development	676	89	1,017	179
Selling, general and administrative	434	46	700	93

Total stock-based compensation	1,131	135	1,750	272

Non-GAAP net income	$2,897	$288	$4,850	$517

Shares used in computing GAAP basic earnings per share	31,243	9,942	21,966	9,928
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	14,526	6,581	14,526

Shares used in computing non-GAAP basic earnings per share	31,243	24,468	28,547	24,454

Shares used in computing GAAP diluted earnings per share	34,492	10,437	24,871	10,457
Weighted average effect of the assumed conversion of convertible preferred stock from date of issuance	—	14,526	6,581	14,526

Shares used in computing non-GAAP diluted earnings per share	34,492	24,963	31,452	24,983

Non-GAAP basic earnings per share	$0.09	$0.01	$0.17	$0.02

Non-GAAP diluted earnings per share	$0.08	$0.01	$0.15	$0.02

MAXLINEAR, INC.

UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

	Three Months Ended June 30,		Six Months Ended June 30,
	2010	2009	2010	2009
GAAP gross margin as a % of revenue	69.9%	65.1%	69.0%	65.1%
Stock-based compensation:
Cost of net revenue	0.1%	—	0.1%	—

Non-GAAP gross margin as a % of revenue	70.0%	65.1%	69.1%	65.1%

GAAP operating income as a % of revenue	8.7%	1.8%	8.6%	1.6%
Stock-based compensation:
Cost of net revenue	0.1%	—	0.1%	—
Research and development	3.7%	0.8%	3.0%	0.9%
Selling, general and administrative	2.4%	0.4%	2.0%	0.5%

Non-GAAP operating as a % of revenue	14.9%	3.0%	13.7%	3.0%

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